Exhibit 99.1

Americas Technology Acquisition Corp. Announces the Separate Trading of its Class A Ordinary Shares and Warrants

Dallas, TX, January 25, 2021 (GLOBE NEWSWIRE) – Americas Technology Acquisition Corp. (the “Company”) announced today that, commencing January 28, 2021, holders of the 11,500,000 units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary shares and warrants included in the units. Class A ordinary shares and warrants that are separated will trade on the New York Stock Exchange under the symbols “ATA” and “ATA WS,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “ATA.U.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company's transfer agent, in order to separate the units into Class A ordinary shares and warrants.

Americas Technology Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with one or more businesses or entities with an initial focus on technology, media, and telecommunications verticals. However, the Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region.

The units were initially offered by the Company in an underwritten offering. EarlyBirdCapital, Inc., acted as sole book running manager and I-Bankers Securities, Inc. acted as co-manager for the offering. A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on December 14, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Jorge Marcos

Chief Executive Officer

Americas Technology Acquisition Corp.

(303) 885-8688